Exhibit (99)(K)(5)

THIS NOTE HAS NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR PURSUANT TO THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. ACCORDINGLY, THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS EITHER REGISTERED UNDER THE ACT AND APPLICABLE STATE LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. THE HOLDERS OF BENEFICIAL INTERESTS HEREIN AGREE FOR THE BENEFIT OF THE ISSUER THAT THE NOTE MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY IF ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE ACT TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE ACT (A “QUALIFIED INSTITUTIONAL BUYER”) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE ACT.

VARIABLE FUNDING NOTE

ALTERNATIVE INVESTMENT PARTNERS ABSOLUTE RETURN FUND

FLOATING RATE SENIOR SECURED VARIABLE FUNDING NOTE

No. 1	December 21, 2009
$125,000,000

FOR VALUE RECEIVED, the undersigned, ALTERNATIVE INVESTMENT PARTNERS ABSOLUTE RETURN FUND (herein collectively called the “Issuer”), a Delaware statutory trust, hereby promises to pay to Credit Suisse International, in its capacity as Purchaser, or registered assigns, the sum of (a) the principal amount of the lesser of (i) ONE HUNDRED TWENTY-FIVE MILLION DOLLARS ($125,000,000) and (ii) the aggregate unpaid principal amount of all Optional Increases made by the Purchaser pursuant to Section 2.02 of that certain Note Purchase Agreement, dated as of December 21, 2009 (as from time to time amended, the “Note Purchase Agreement”), between the Issuer, the Purchasers named therein and Credit Suisse International, as VFN Purchaser, Paying Agent and Collateral Agent, plus (b) interest and fees which have been added to the principal pursuant to Section 2.04(b) or Section 2.05(a) of the Note Purchase Agreement, on the dates specified in the Note Purchase Agreement. Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Note Purchase Agreement. The undersigned further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time from the date hereof at the rates per annum and on the dates as provided in the Note Purchase Agreement, unless capitalized pursuant to Section 2.05(a) of the Note Purchase Agreement, until paid in full (both before and after judgment). Payments of principal of, and interest on, and any other amounts payable with respect to this Note are to be made in lawful money of the United States of America to the registered holder hereof at the address shown in the register maintained by the Issuer for such purpose, in the manner described in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement and subject to compliance with any conditions contained therein, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer and the Issuer’s acceptance thereof, the Issuer may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment of interest and principal and for all other purposes, and the Issuer will not be affected by any notice to the contrary.

This Note is the sole Senior Secured Variable Funding Note issued pursuant to the Note Purchase Agreement, and is entitled to the benefits thereof. All provisions of the Note Purchase Agreement are deemed incorporated herein by reference, including all restrictions on transfer. This Note is secured as provided in the Note Documents. THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE INTERNAL LAW OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE

STATE OF NEW YORK BUT OTHERWISE WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF).

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ALTERNATIVE INVESTMENT PARTNERS ABSOLUTE RETURN FUND

By:
Name:	Matthew R. Graver
Title:	Vice President

Signature Page to Variable Funding Note